Owens & Minor Reports Fourth Quarter and Full Year 2022 Financial Results

•Patient Direct Q4 revenue up 135%, or 10.3% on an adjusted basis for the Apria Acquisition
•2022 full year operating cash flow of $325 million
•Operating Model Realignment Program expected to improve profitability & cash flow by approximately:
◦$30 million of Adjusted Operating Income in 2023
◦$200 million of Adjusted Operating Income by 2025
◦$250-$400 million of working capital benefit by 2025

RICHMOND, VA – February 28, 2023 – Owens & Minor, Inc. (NYSE-OMI) today reported financial results for the fourth quarter and the year ended December 31, 2022, as summarized in the table below.

“Our Patient Direct segment capped a fantastic year with another strong quarter, and I am pleased that our medical distribution division continues to perform well, retaining and winning new business. However, overall fourth-quarter results showed that we need to move quickly to offset volume decline, cost and pricing headwinds, particularly in our global products division. It is clear that our Company’s cost structure needs to be better aligned with the evolving market,” said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor.

“We have initiated a company-wide Operating Model Realignment Program with a dedicated team to accelerate profit improvement and reduce costs. We expect this program to help us quickly and sustainably drive the performance and growth of the company by delivering approximately $30 million of Adjusted Operating Income in 2023, and approximately $200 million by 2025. We believe this program will enhance our strong quality of service to our customers, increase our margins, and allow us to more rapidly reduce debt and reinvest in higher-growth and more profitable opportunities,” Pesicka added.

“Leveraging his experience driving successful large-scale, profit-improvement programs at Apria, Dan Starck will lead the company-wide Operating Model Realignment Program. And building upon his years of successful leadership of our Byram division, Perry Bernocchi will be promoted, effective March 1, 2023, to CEO of the Patient Direct segment and will drive further integration of Byram and Apria to better serve our customers and drive efficiencies,” Pesicka concluded.

Operating Model Realignment Program Includes:
•Sourcing and demand management
•Organizational structure redesign
•Network rationalization and operational excellence
•Commercial excellence and product profitability enhancement

Financial Summary (1)			FYE	FYE
($ in millions, except per share data)	4Q22	4Q21	2022	2021

Revenue	$2,551	$2,467	$9,955	$9,785

Operating (loss) income, GAAP	$(53.5)	$62.0	$142.9	$368.5
Adj. Operating Income, Non-GAAP	$67.2	$84.9	$369.1	$442.4

Net (loss) income, GAAP	$(58.0)	$42.0	$22.4	$221.6
Adj. Net Income, Non-GAAP	$21.7	$61.2	$184.2	$309.3

Adj. EBITDA, Non-GAAP	$116.7	$97.4	$517.8	$492.3

Net (loss) income per common share, GAAP	$(0.77)	$0.55	$0.29	$2.94
Adj. Net Income per share, Non-GAAP(2)	$0.28	$0.81	$2.42	$4.10

(1) Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.
(2) Adjusted Net Income per share, Non-GAAP for Q4 2022 was unfavorably impacted as compared to prior year by foreign currency translation in the amount of $0.03 and, unfavorably impacted by $0.16 for the 2022 full-year period.

Results and Business Highlights

•Q4 Consolidated revenue of $2.6 billion
◦Patient Direct revenue of $617 million, up 10.3% on an adjusted basis for the Apria acquisition
◦Products & Healthcare Services revenue up 1.6% sequentially from Q3
◦Unfavorable foreign exchange (FX) impact of $10 million

•Adjusted EBITDA of $117 million for the quarter and $518 million for the full year
◦For the fourth quarter on an adjusted basis for the Apria acquisition, Patient Direct adjusted segment operating income increased by 50% year-over-year with margin rate increase of 280 basis points to 10.7%
◦Unfavorable FX impacted Adjusted Operating Income by $3 million in Q4 and $16 million for the full year

•Balance Sheet and Cash Flow
◦Reduced total debt by $61 million in Q4 and $143 million since funding the Apria acquisition
◦Generated $87 million of operating cash flow in the quarter, up 73% year-over-year and up 27% from Q3
◦Generated $325 million of operating cash flow for the full year, up 162%

•Business Highlights
◦Owens & Minor’s Supplier Diversity Award celebrated its 10th consecutive year
◦Byram Healthcare was awarded Verywell Health’s “Best Overall Diabetic Supply Company” for the fourth year in a row
◦Owens & Minor Foundation and Ronald McDonald House Charities® partner to help build healthier communities

2023 Financial Outlook

The Company’s outlook for 2023 is summarized below:

•Revenue for 2023 to be in a range of $10.1 billion to $10.5 billion

•Adjusted EBITDA for 2023 to be in a range of $490 million to $550 million

•Adjusted EPS for 2023 to be in a range of $1.15 to $1.65

The Company’s outlook for 2023 contains assumptions, including current expectations regarding the impact of general economic conditions, including inflation, and the continuation of pressure on pricing and demand in our Products & Healthcare Services segment. Key assumptions supporting the Company’s 2023 financial guidance include:

•Adjusted operating income benefit of ~$30 million from the Operating Model Realignment Program in 2023
•Gross margin rate of ~20.5%
•Interest expense of $175 to $180 million
•Adjusted effective tax rate of 26% to 27%
•Diluted weighted average shares of ~77.5 million
•Capital expenditures of $190 to $210 million
•Stable to improving commodity prices
•FX rates as of 12/31/2022

Although the Company does provide guidance for adjusted EBITDA and adjusted EPS (which are non-GAAP financial measures), it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. Such elements include but are not limited to restructuring and acquisition charges. As a result, no GAAP guidance or reconciliation of the Company’s adjusted EBITDA guidance or adjusted EPS guidance is provided. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Investor Conference Call for Fourth Quarter and Full Year 2022 Financial Results

Owens & Minor executives will host a conference call for investors and analysts at 8:00 a.m. ET today, February 28, 2023. Participants may access the call via the toll-free dial-in number at 1-888-300-2035, or the toll dial-in number at 1-646-517-7437. The conference ID access code is 1058917.

All interested stakeholders are encouraged to access the simultaneous live webcast by visiting the investor relations page of the Owens & Minor website available at investors.owens-minor.com/events-presentations/. A replay of the webcast can be accessed following the presentation at the link provided above.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our 2023 financial performance, the integration of Apria transaction, including related synergies and the expected performance of the Apria business, our Operating Model Realignment program and other cost-saving initiatives, future indebtedness and growth, industry trends, as well as statements related to the Company’s expectations regarding the performance of its business including its ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2022, expected to be filed with the SEC on or around February 28, 2023, including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor

Owens & Minor, Inc. (NYSE: OMI) is a Fortune 500 global healthcare solutions company integrating product manufacturing and delivery, home health supply, and perioperative services to support care through the hospital and into the home. Owens & Minor drives visibility, control and efficiency for patients, providers and healthcare professionals across the supply chain with proprietary technology and solutions, an extensive product portfolio and an Americas-based manufacturing footprint for personal protective equipment (PPE) and surgical products, as well as a robust portfolio of products and services for patients managing chronic and acute conditions in the home setting. Operating continuously since 1882 from its headquarters in Richmond, Va., Owens & Minor is a 140-year-old company powered by more than 20,000 global teammates. Learn more at https://www.owens-minor.com, follow @Owens_Minor on Twitter and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

CONTACT:

Alex Jost, CPA
Director, Investor Relations
Investor.Relations@owens-minor.com

SOURCE: Owens & Minor, Inc.

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,
	2022	2021
Net revenue	$2,551,107	$2,467,146
Cost of goods sold	2,143,987	2,125,576
Gross margin	407,120	341,570
Distribution, selling and administrative expenses	455,856	267,616
Acquisition-related and exit and realignment charges	4,974	13,108
Other operating income, net	(231)	(1,175)
Operating (loss) income	(53,479)	62,021
Interest expense, net	41,164	11,306
Other expense, net	783	799
(Loss) income before income taxes	(95,426)	49,916
Income tax (benefit) provision	(37,435)	7,941
Net (loss) income	$(57,991)	$41,975

Net (loss) income per common share
Basic	$(0.77)	$0.57
Diluted	$(0.77)	$0.55

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Years Ended December 31,
	2022	2021
Net revenue	$9,955,475	$9,785,315
Cost of goods sold	8,129,124	8,272,086
Gross margin	1,826,351	1,513,229
Distribution, selling and administrative expenses	1,633,668	1,116,871
Acquisition-related and exit and realignment charges	55,022	34,076
Other operating income, net	(5,252)	(6,191)
Operating income	142,913	368,473
Interest expense, net	128,891	48,090
Loss on extinguishment of debt	—	40,433
Other expense, net	3,131	3,196
Income before income taxes	10,891	276,754
Income tax (benefit) provision	(11,498)	55,165
Net income	$22,389	$221,589

Net income per common share
Basic	$0.30	$3.05
Diluted	$0.29	$2.94

Owens & Minor, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$69,467	$55,712
Accounts receivable, net	763,497	681,564
Merchandise inventories	1,333,585	1,495,972
Other current assets	128,636	88,564
Total current assets	2,295,185	2,321,812
Property and equipment, net	578,269	317,235
Operating lease assets	280,665	194,006
Goodwill	1,636,705	390,185
Intangible assets, net	445,042	209,745
Other assets, net	150,417	103,568
Total assets	$5,386,283	$3,536,551
Liabilities and equity
Current liabilities
Accounts payable	$1,147,414	$1,001,959
Accrued payroll and related liabilities	93,296	115,858
Other current liabilities	325,756	226,204
Total current liabilities	1,566,466	1,344,021
Long-term debt, excluding current portion	2,482,968	947,540
Operating lease liabilities, excluding current portion	215,469	162,241
Deferred income taxes	60,833	35,310
Other liabilities	114,943	108,938
Total liabilities	4,440,679	2,598,050
Total equity	945,604	938,501
Total liabilities and equity	$5,386,283	$3,536,551

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Three Months Ended December 31,
	2022	2021
Operating activities:
Net (loss) income	$(57,991)	$41,975
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	73,229	22,479
Share-based compensation expense	5,228	5,938
Deferred income tax benefit	(29,352)	(11,450)
(Benefit) provision for losses on accounts receivable	(1,974)	1,888
Changes in operating lease right-of-use assets and lease liabilities	(569)	273
Gain on sale and dispositions of property and equipment	(9,258)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(6,316)	82,180
Merchandise inventories	173,382	20,749
Accounts payable	(16,772)	(117,273)
Net change in other assets and liabilities	(46,121)	9,033
Other, net	3,475	(5,451)
Cash provided by operating activities	86,961	50,341
Investing activities:
Additions to property and equipment	(48,815)	(14,539)
Additions to computer software	(2,619)	(2,526)
Proceeds from sale of property and equipment	18,663	(41)
Other, net	—	(3,940)
Cash used for investing activities	(32,771)	(21,046)
Financing activities:
Borrowings (repayments) under revolving credit facility, net and accounts receivable securitization program	—	(12,300)
Repayments of debt	(1,500)	—
Borrowings under amended accounts receivable securitization program	324,600	—
Repayments under amended accounts receivable securitization program	(385,600)	—
Cash dividends paid	—	(183)
Other, net	(980)	227
Cash used for financing activities	(63,480)	(12,256)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,267	(1,086)
Net (decrease) increase in cash, cash equivalents and restricted cash	(7,023)	15,953
Cash, cash equivalents and restricted cash at the beginning of the period	93,208	56,082
Cash, cash equivalents and restricted cash at end of the period(1)	$86,185	$72,035
Supplemental disclosure of cash flow information:
Income taxes paid, net of refunds	$405	$15,974
Interest paid	$45,133	$6,682
Noncash investing activity:
Unpaid purchases of property and equipment and software at end of period	$67,852	$—
(1) Restricted cash as of December 31, 2022 and 2021 represents $16.7 million and $16.3 million, primarily held in an escrow account as required by the Centers for Medicare & Medicaid Services (CMS) in conjunction with the Bundled Payments for Care Improvement (BPCI) initiatives related to wind-down costs of Fusion5.

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Years Ended December 31,
	2022	2021
Operating activities:
Net income	$22,389	$221,589
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	228,667	90,621
Share-based compensation expense	20,993	25,016
Loss on extinguishment of debt	—	40,433
Deferred income tax benefit	(26,361)	(29,736)
Provision for losses on accounts receivable	3,315	21,158
Changes in operating lease right-of-use assets and lease liabilities	353	1,463
Gain on sale and dispositions of property and equipment	(26,260)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	1,101	(2,201)
Merchandise inventories	166,559	(263,439)
Accounts payable	13,652	3,548
Net change in other assets and liabilities	(91,544)	692
Other, net	12,142	15,033
Cash provided by operating activities	325,006	124,177
Investing activities:
Acquisition, net of cash acquired	(1,684,607)	—
Additions to property and equipment	(158,090)	(40,985)
Additions to computer software	(8,492)	(8,705)
Proceeds from sale of property and equipment	48,383	—
Other, net	(1,670)	(3,940)
Cash used for investing activities	(1,804,476)	(53,630)
Financing activities:
Proceeds from issuance of debt	1,691,000	574,900
Borrowings (repayments) under revolving credit facility, net and accounts receivable securitization program	30,000	(103,200)
Repayments of debt	(4,500)	(553,140)
Borrowings under amended accounts receivable securitization program	1,022,300	—
Repayments under amended accounts receivable securitization program	(1,156,300)	—
Financing costs paid	(42,602)	(13,912)
Cash dividends paid	—	(731)
Payment for termination of Interest rate swaps	—	(15,434)
Other, net	(42,793)	(17,961)
Cash provided by (used for) financing activities	1,497,105	(129,478)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,485)	(3,540)
Net increase (decrease) in cash, cash equivalents and restricted cash	14,150	(62,471)
Cash, cash equivalents and restricted cash at beginning of year	72,035	134,506
Cash, cash equivalents and restricted cash at end of year (1)	$86,185	$72,035
Supplemental disclosure of cash flow information:
Income taxes paid, net of refunds	$33,973	$99,400
Interest paid	$107,022	$38,717
Noncash investing activity:
Unpaid purchases of property and equipment and software at end of period	$67,852	$—
    (1) Restricted cash as of December 31, 2022 and 2021 represents $16.7 million and $16.3 million, primarily held in an escrow account as required by the Centers for Medicare & Medicaid Services (CMS) in conjunction with the Bundled Payments for Care Improvement (BPCI) initiatives related to wind-down costs of Fusion5.

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Three Months Ended December 31,
	2022		2021
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Products & Healthcare Services	$1,933,612	75.80%	$2,204,086	89.34%
Patient Direct	617,495	24.20%	263,060	10.66%
Consolidated Net Revenue	2,551,107		2,467,146

		% of segment		% of segment
Operating (loss) income:		net revenue		net revenue
Products & Healthcare Services	$1,202	0.06%	$68,328	3.10%
Patient Direct	65,957	10.68%	16,532	6.28%
Intangible amortization	(23,389)		(9,731)
Acquisition-related and exit and realignment charges	(4,974)		(13,108)
Inventory valuation adjustment (1)	(92,275)		—
Consolidated operating (loss) income	$(53,479)	(2.10)%	$62,021	2.51%

Depreciation and amortization:
Products & Healthcare Services	$20,214		$18,673
Patient Direct	53,015		3,805
Consolidated depreciation and amortization	$73,229		$22,478

Capital expenditures:
Products & Healthcare Services	$11,020		$16,514
Patient Direct	40,414		551
Consolidated capital expenditures	$51,434		$17,065
(1) Relates to an inventory valuation adjustment in our Products & Healthcare Services segment, primarily associated with personal protective equipment inventory built up as a result of the COVID-19 pandemic.

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	For the Years Ended December 31,
	2022		2021
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Products & Healthcare Services	$7,898,397	79.34%	$8,825,646	90.19%
Patient Direct	2,057,078	20.66%	959,669	9.81%
Consolidated Net Revenue	9,955,475		9,785,315

		% of segment		% of segment
Operating income:		net revenue		net revenue
Products & Healthcare Services	$175,309	2.22%	$384,390	4.36%
Patient Direct	193,748	9.42%	57,966	6.04%
Intangible amortization	(78,847)		(39,807)
Acquisition-related and exit and realignment charges	(55,022)		(34,076)
Inventory valuation adjustment (1)	(92,275)		—
Consolidated operating income	$142,913	1.44%	$368,473	3.77%

Depreciation and amortization:
Products & Healthcare Services	$77,539		$75,548
Patient Direct	151,128		15,073
Consolidated depreciation and amortization	$228,667		$90,621

Capital expenditures:
Products & Healthcare Services	$49,824		$48,282
Patient Direct	116,758		1,408
Consolidated capital expenditures	$166,582		$49,690
(1) Relates to an inventory valuation adjustment in our Products & Healthcare Services segment, primarily associated with personal protective equipment inventory built up as a result of the COVID-19 pandemic.

Owens & Minor, Inc.
Net (Loss) Income Per Common Share (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(57,991)	$41,975	$22,389	$221,589

Weighted average shares outstanding - basic	74,991	73,286	74,496	72,744
Dilutive shares	—	2,711	1,721	2,742
Weighted average shares outstanding - diluted	74,991	75,997	76,217	75,486

Net (loss) income per common share
Basic	$(0.77)	$0.57	$0.30	$3.05
Diluted	$(0.77)	$0.55	$0.29	$2.94

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited)
(dollars in thousands, except per share data)
The following table provides a reconciliation of reported operating income, income from continuing operations and income from continuing operations per share to non-GAAP measures used by management.

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Operating (loss) income, as reported (GAAP)	$(53,479)	$62,021	$142,913	$368,473
Intangible amortization (1)	23,389	9,731	78,847	39,807
Acquisition-related and exit and realignment charges (2)	4,974	13,108	55,022	34,076
Inventory valuation adjustment (8)	92,275	—	92,275	—
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$67,159	$84,860	$369,057	$442,356

Net (loss) income, as reported (GAAP)	$(57,991)	$41,975	$22,389	$221,589
Intangible amortization (1)	23,389	9,731	78,847	39,807
Income tax benefit (6)	(5,979)	(2,509)	(19,337)	(10,354)
Acquisition-related and exit and realignment charges (2)	4,974	13,108	55,022	34,076
Income tax benefit (6)	(1,273)	(3,380)	(13,493)	(8,863)
Inventory valuation adjustment (8)	92,275	—	92,275	—
Income tax benefit (6)	(23,589)	—	(22,630)	—
Loss on extinguishment of debt (3)	—	—	—	40,433
Income tax benefit (6)	—	—	—	(10,516)
Other (4)	525	570	2,099	2,279
Income tax benefit (6)	(134)	(147)	(515)	(593)
Tax adjustments (5)	(10,492)	1,886	(10,492)	1,406
Net income, adjusted (non-GAAP) (Adjusted Net Income)	$21,705	$61,234	$184,165	$309,264

Net (loss) income per common share, as reported (GAAP)	$(0.77)	$0.55	$0.29	$2.94
Intangible amortization (1)	0.23	0.10	0.79	0.39
Acquisition-related and exit and realignment charges (2)	0.05	0.13	0.55	0.33
Inventory valuation adjustment (8)	0.90	—	0.91	—
Loss on extinguishment of debt (3)	—	—	—	0.40
Other (4)	0.01	0.01	0.02	0.02
Tax adjustments (5)	(0.14)	0.02	(0.14)	0.02
Net income per common share, adjusted (non-GAAP) (Adjusted EPS)	$0.28	$0.81	$2.42	$4.10

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued
(dollars in thousands)

The following tables provide reconciliations of net income and total debt to non-GAAP measures used by management.

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net (loss) income, as reported (GAAP)	$(57,991)	$41,975	$22,389	$221,589
Income tax (benefit) provision	(37,435)	7,941	(11,498)	55,165
Interest expense, net	41,164	11,306	128,891	48,090
Intangible amortization (1)	23,389	9,731	78,847	39,807
Other depreciation and amortization (7)	49,841	12,747	149,820	50,813
EBITDA (non-GAAP)	18,968	83,700	368,449	415,464
Acquisition-related and exit and realignment charges (2)	4,974	13,108	55,022	34,076
Inventory valuation adjustment (8)	92,275	—	92,275	—
Loss on extinguishment of debt (3)	—	—	—	40,433
Other (4)	525	570	2,099	2,279
EBITDA, adjusted (non-GAAP) (Adjusted EBITDA)	$116,742	$97,378	$517,845	$492,252

December 31,
2022
Total debt, as reported (GAAP)	$2,500,874
Cash and cash equivalents	69,467
Net debt (non-GAAP)	$2,431,407

Three Months Ended December 31, 2021
Apria operating income (9)	$25,067
Apria intangible amortization (1)	590
Apria acquisition-related, exit and realignment, and other charges (10)	1,800
Apria operating income, adjusted (non-GAAP)	27,457
Patient Direct operating income	16,532
Patient Direct operating income, as adjusted (non-GAAP)	$43,989

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued

The following items have been excluded in our non-GAAP financial measures:

(1) Intangible amortization in 2022 and 2021 includes amortization of intangible assets established during purchase accounting for business combinations. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results and the results of our peers.
(2) Acquisition-related charges were $3.0 million and $48.1 million for the three months and year ended December 31, 2022 as compared to $3.0 million for the three months and year ended December 31, 2021. Amounts in 2022 and 2021 consisted primarily of costs related to the Apria acquisition. Exit and realignment charges were $2.0 million and $6.9 million for the three months and year ended December 31, 2022 as compared to $10.1 million and $31.1 million for the three months and year ended December 31, 2021. Amounts in 2022 and 2021 consisted of wind-down costs related to Fusion5, IT restructuring charges, costs associated with our strategic organizational realignment, and other items.
(3) Loss on extinguishment of debt for the year ended December 31, 2021 included the write-off of deferred financing costs and third party fees associated with the debt financing in March 2021 of $15.3 million and amounts reclassified from accumulated other comprehensive loss as a result of the termination of our interest rate swaps of $25.1 million.
(4) Other includes interest costs and net actuarial losses related to the U.S. Retirement Plan of $0.5 million and $2.1 million for the three months and year ended December 31, 2022. Other includes interest costs and net actuarial losses related to the U.S. Retirement Plan of $0.6 million and $2.3 million for the three months and year ended December 31, 2021.
(5) Tax adjustments in 2022 includes a change in our foreign repatriation plans related to the permanent reinvestment of earnings associated with a subsidiary in Thailand. Amounts in 2021 include tax adjustments associated with a valuation allowance on the capital loss related to the divestiture of our Movianto business, partially offset by the estimated benefits under the Tax Cuts and Jobs Act and the Coronavirus Aid, Relief, and Economic Security (CARES) Act.
(6) These charges have been tax effected in the preceding table by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.
(7) Other depreciation and amortization relates to property and equipment and capitalized computer software.
(8) Relates to an inventory valuation adjustment in our Products & Healthcare Services segment, primarily associated with personal protective equipment inventory built up and a subsequent decline in demand as a result of the COVID-19 pandemic.
(9) Reflects the GAAP operating income reported by Apria, Inc. in their Form 8-k filed with the SEC on February 28, 2022 for the three months ended December 31, 2021.
(10) Apria acquisition-related and exit and realignment charges include $1.3 million of merger and acquisition costs, $0.3 million of offering costs, $0.6 million of one-time stock-based compensation awards at Apria's initial public offering, $0.4 million of financial system and other initiatives, and $(0.8) million of other adjustments for the three months ended December 31, 2021. These items were reported by Apria, Inc. in their Form 8-k filed with the SEC on February 28, 2022.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred without predictable trends.  Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors.  However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.